EXHIBIT 8


                                     WARRANT

                           TO PURCHASE COMMON STOCK OF
                          PETERSBURG LONG DISTANCE INC.

                             EXPIRING JUNE 22, 1999

 THIS IS TO CERTIFY THAT Cable & Wireless ("C&W"), or registered assigns, is entitled to purchase from Petersburg Long Distance Inc., an Ontario, Canada corporation (the "Company"), at any time, all or any part of 250,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company, no par value per share ("Common Stock"), at a purchase price equal to Canadian $11.3125 per share (the "Purchase Price"), subject to adjustment as set forth herein, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth.


               THE EXERCISE AND TRANSFER OF THIS WARRANT ARE
              RESTRICTED BY THE PROVISIONS OF SECTION 3 HEREOF

           Section 1.     Exercise of Warrant.

           To exercise this Warrant in whole or in part, the holder hereof shall deliver to the Company at its principal office in Toronto, Ontario, in Canada, (a) a written notice, in substantially the form of the Subscription Notice appearing at the end of this Warrant, of such holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) cash or a certified check payable to the Company in an amount equal to the aggregate purchase price of the number of shares of Common Stock being purchased and (c) this Warrant. The Company shall as promptly as practicable, and in any event within 15 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. The stock certificate or certificates so delivered shall be in the denomination of 100 shares each or such lesser or greater denomination as may be specified in such notice, and subject to compliance with Section 3 hereof, and shall be issued in the name of such holder or such other name as shall be designated in such notice. Subject to the foregoing, such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date such notice is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of such stock certificates and new Warrants, except that, in case such stock certificates or new Warrants, shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes payable upon the issuance of such stock certificate or certificates or new Warrants shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above.

           All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Common Stock is then listed on a national securities exchange, shall be duly listed thereon.

           Section 2.     TRANSFER, DIVISION AND COMBINATION.

           The Company agrees to maintain at its principal office in Toronto, Ontario, in Canada, books for the registration and transfer of the Warrant, and, subject to the provisions of Section 3 hereof, this Warrant and all rights hereunder are transferable, in whole, on such books at such office, upon surrender of this Warrant at such office, together with a written assignment of this Warrant duly executed by the holder hereof or his agent or attorney and funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be cancelled. If and when this Warrant is assigned in blank, the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary. A Warrant may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

           This Warrant may be divided or combined with other Warrants upon presentation hereof at such principal office in Toronto, Ontario, in Canada, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or his agent or attorney. Subject to compliance with the preceding paragraph as to any transfer that may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

           Section 3. RESTRICTIONS ON EXERCISE AND TRANSFER OF WARRANTS AND COMMON STOCK.

           This Warrant shall be exercisable (a) only under circumstances such that the issue of Common Stock issuable upon such exercise is exempt from the requirements of registration under the United States Securities Act of 1933, as amended (or any similar statute then in effect) (the "1933 Act") and any applicable state securities law or (b) upon registration of such Common Stock in compliance therewith. This Warrant shall be transferable only under circumstances such that the transfer is exempt from the requirements of registration under the 1933 Act and any applicable state securities law. In addition, this Warrant and any shares of Common Stock issued upon exercise hereof shall only be transferable in accordance with applicable Canadian provincial securities legislation. By acceptance hereof, the holder agrees to comply with such legislation.

           Before any transfer or attempted transfer of all or any part of this Warrant or such Common Stock, the holder hereof or thereof shall give the Company written notice of its intention so to do describing briefly the manner of any such proposed transfer. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel and to any special counsel designated by the holder. If, in the opinion of counsel for the Company and counsel, if any, for the holder, the proposed transfer may be effected without registration under the 1933 Act and any applicable state securities law of any such securities and may be effected in compliance with Canadian provincial securities legislation, the Company, as promptly as practicable, shall notify the holder of such opinion, whereupon the securities proposed to be transferred may be transferred in accordance with the terms of such notice. The Company shall not be required to effect any such transfer before the receipt of such favourable opinion or opinions or the effectiveness of registration.

           Section 4.     CERTAIN COVENANTS.

           The Company covenants and agrees that it will at all times reserve and set apart and have, free from preemptive rights, a number of shares of authorized but unissued Common Stock, or other stock or securities deliverable pursuant to this Warrant, sufficient to enable it at any time to fulfil all its obligations hereunder.

           Section 5.     NOTICES.

           In case the Company proposes

           (a) to pay any dividend payable in stock (of any class or classes) or in Convertible Securities, as defined below, upon its Common Stock or make any distribution (other than ordinary cash dividends) to the holders of its Common Stock, or

           (b) to grant to the holders of its Common Stock generally any rights or options, or

           (c) to effect any capital reorganization or reclassification of capital stock of the Company, or

           (d) to consolidate with, or merger into, any other corporation or to transfer its property as an entirety or substantially as an entirety, or

           (e) to effect the liquidation, dissolution or winding up of the Company,

 then the Company shall cause notice of any such intended action to be given to all holders of record of outstanding Warrants not less than 30 days before the date on which the transfer books of the Company shall close or a record be taken for such stock dividend, distribution or granting of rights or options, or the date when such capital reorganization, reclassification, consolidation, merger, transfer, liquidation, dissolution or winding up shall be effective, as the case may be.

           Any notice or other document required or permitted to be given or delivered to holders of record of Warrants shall be mailed first-class postage prepaid to each such holder at the last address shown on the books of the Company maintained for the registry and transfer of the holders of record of Common Stock issued pursuant to Warrants shall be mailed first-class postage prepaid to each such holder at such holder's address as the same appears on the stock records of the Company. Any notice or other document required or permitted to be given or delivered to the Company shall be mailed first-class postage prepaid to the principal office of the Company, at Toronto, Ontario, in Canada, or delivered to the office of one of the Company's executive officers at such address, or such other address within the United States of America as shall have been furnished by the Company to the holders of record of such Warrants and the holders of record of such Common Stock.

           Section 6.     LIMITATION OF LIABILITY; NOT SHAREHOLDERS.

           No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive dividends or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matter whatsoever as shareholders of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price as a shareholder of the Company, whether such liability is asserted by the Company, creditors of the Company or others.

           Section 7.     LOSS, DESTRUCTION, ETC. OF WARRANT.

           Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrants, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 7 in lieu of any Warrant alleged to be lost, destroyed or stolen, or of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

           Section 8.     Exercise of Warrant.

           This Warrant shall become exercisable immediately upon its issuance to the initial holder.

           Section 9.     ADJUSTMENT OF NUMBER OF SHARES ISSUABLE
                          PURSUANT TO THIS WARRANT.

           A "Unit" shall consist initially of one share of Common Stock of the Company as such stock is constituted on the date of this Warrant. The number of shares of Common Stock comprising a Unit shall be subject to adjustment from time to time as follows:

           (a)  Effect of "Split-ups" and "Split-downs"; Stock Dividends.
 If at any time or from time to time the Company shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the Common Stock comprising a Unit that may be purchased hereunder shall be increased proportionately as of the effective or record date of such action. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately before the record date for such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. In case at any time or from time to time the Company shall combine as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the number of shares of Common Stock comprising a Unit which may be purchased hereunder shall be reduced proportionately as of the effective date of such action.

           (b) Effect of Certain Dividends. If on any date the Company makes a distribution to holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness or assets, the number of shares of Common Stock theretofore comprising a Unit shall be adjusted as of the close of business on said date to a number determined by multiplying the number of shares theretofore comprising a Unit by a fraction, the numerator of which shall be the lesser of the Current Price or the Market Price immediately prior to such distribution, and the denominator of which shall be the lesser of such Current Price or Market Price minus the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so to be distributed to one share of Common Stock.

           (c) Effect of Merger or Consolidation. If the Company shall, while this Warrant remains outstanding, enter into any consolidation with or merger into any other corporation wherein the Company is not the continuing corporation, or wherein securities of a corporation other than the Company are distributable to holders of Common Stock of the Company, or sell or convey its property as an entirety or substantially as an entirety, and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities shall be issuable or deliverable in exchange for the Common Stock of the Company, the holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Common Stock that such holder would have been entitled to purchase or acquire immediately before the effective date of such consolidation, merger, sale or conveyance), the shares of stock or other securities to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate purchase price equal to that which would have been payable if such number of shares of Common Stock had been purchased upon exercise of a Warrant immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by a resolution of the Board of Directors of the Company) shall be made with respect to the rights and interests thereafter of the holders of this Warrant, to the end that all the provisions of this Warrant (including adjustment provisions) shall thereafter be applicable as nearly as reasonably practicable, in relation to such stock or other securities.

           (d) Reorganization and Reclassification. In case of any capital reorganisation or any reclassification of the capital stock of the Company (except as provided in Section 9(a)) while this Warrant remains outstanding, the holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Common Stock immediately before such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate purchase price equal to that which would have been payable if such number of shares of Common Stock had been purchased immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Company) shall be made with respect to the rights and interests thereafter of the holders of this Warrant, to the end that all the provisions of this Warrant (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

           (e) Adjustment of Unit after a "Diluting Issue". If on any date on or after the date of this Warrant any additional shares of Common Stock (other than shares issued upon exercise of this Warrant) shall be issued in connection with a rights offering to shareholders of the Company (a "Rights Offering") for a consideration per share (or, in the case of any transactions contemplated in paragraph (1) of this Section 9(e), shall be deemed to be issued for a Presumed Consideration per share) less than 95% of the Market Price on the date such Common Stock was issued or deemed to have been issued, the number of shares of Common Stock therefore comprising a Unit shall be adjusted as at the close of business on such date to a number equal to the product (computed to the nearest ten thousandth of a share) resulting from the multiplication of (i) the total number of shares of Common Stock comprising a Unit immediately before such adjustment by
 (ii) a fraction, the numerator of which is (x) the total number of shares of Common Stock outstanding immediately before such issue plus the number of additional shares being issued, and the denominator of which is (y) the total number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock that the aggregate consideration received (or, without duplication, the Presumed Consideration deemed to have been received) for the total number of additional shares so issued would purchase at the Market Price on such date, excluding from both the numerator and denominator of such fraction shares of Common Stock issuable pursuant to exercise of this Warrant.

           For the purpose of this Section 9(e), the following provisions shall be applicable with respect to the issuance of additional shares of Common Stock pursuant to a Rights Offering, and the computation set forth in the immediately preceding paragraph:

           (1) Rights below Market Price. In case the Company shall on or after the date of this Warrant grant any rights pursuant to a Rights Offering to subscribe for or to purchase additional shares of Common Stock and the Presumed Consideration per share received and receivable by the Company for such additional shares under such Rights Offering shall be less than 95% of the Market Price in effect at such time, the maximum number of additional shares of Common Stock issuable pursuant to such rights shall be deemed to have been issued as of the date of the granting of such rights, and the Company shall be deemed to have received the Presumed Consideration therefor. No adjustment (except as provided in paragraph (2) of this Section 9(e)) shall be made upon the actual issuance of Common Stock upon the exercise of rights granted pursuant to such Rights Offering.

           (2) Superseding Adjustment of Number of Shares of Common Stock Comprising a Unit. If, at any time after any adjustment of the shares of Common Stock comprising a Unit shall have been made on the basis of shares of Common Stock deemed to be issued by reason of the provisions of the foregoing paragraph (1) of this Section 9(e) on the basis of the granting of certain rights pursuant to a Rights Offering, or after any new adjustments of the shares of Common Stock comprising a Unit shall have been made on the basis of shares of Common Stock deemed to be issued by reason of the provisions of this paragraph (2), such rights shall expire, and a portion of such rights shall not have been exercised, then such previous adjustment shall be rescinded and annulled and the shares of Common Stock that were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled, shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a re-computation shall be made of the effect of such rights on the basis of:

                (i) treating the number of additional shares of Common Stock, if any, theretofore actually issued pursuant to the exercise of such expired rights as having been issued on the date or dates of such exercise for the consideration actually received therefor (computed as provided in paragraph (3) of this Section 9(e)), and

                (ii) treating the maximum number of additional shares of Common Stock, if any, thereafter issuable pursuant to the previous exercise of such rights as having been issued as of the date of the granting of such rights and treating the Presumed Consideration therefor as received as of such date;

 and, on such basis, such new adjustment, if any, of the number of shares of Common Stock comprising a Unit shall be made as may be required by the first paragraph of this Section 9(e), which new adjustment shall supersede the previous adjustment so rescinded and annulled for the Warrant exercised after such new adjustment.

           (3) Computation of Consideration and Presumed Consideration. For the purposes of this Section 9:

                (i) The consideration received by the Company upon the actual issuance of additional shares of Common Stock shall be deemed to be the sum of the amount of cash and the fair value of property (as determined in good faith by resolution of the Board of Directors of the Company as at the time of issue or "deemed issue" in the case of the following paragraph (ii)) received or receivable by the Company as the consideration or part of the consideration (v) at the time of issuance of the Common Stock,
           (w) for the issuance of any rights upon the exercise of which such Common Stock was issued and (x) at the time of the actual exercise of such right upon the exercise of which such Common Stock was issued, in each case without deduction for commissions and expenses incurred by the Company for any underwriting of, or otherwise in connection with the issue or sale of such rights or Common Stock, but after deduction of any sums paid by the Company in cash upon the exercise of, and pursuant to, such rights in respect of fractional shares of Common Stock;

                (ii) The consideration deemed to have been received by the Company for additional shares of Common Stock deemed to be issued pursuant to rights granted pursuant to a Rights Offering by reason of transactions of the character described in this Section 9(e) (herein called the "Presumed Consideration" therefor) shall be the consideration (determined as provided in the foregoing paragraph (i)) that would be received or receivable by the Company at or before the actual issue of such shares of Common stock so deemed to be issued, if all rights necessary to effect the actual issue of the number of shares deemed to have been issued and been exercised and the minimum consideration received or receivable by the Company upon such exercise had been received; all computed without regard to the possible future effect on anti-dilution provisions on such rights.

           (f) Statement of Adjustment of Unit and Current Price. Whenever the number of shares of Common Stock comprising a Unit is adjusted pursuant to any of the foregoing provisions of this Section 9, the Company shall promptly prepare a written statement signed by the President of the Company, setting forth the adjustment in the number of shares comprising a Unit purchasable hereunder, determined as provided in this Section, and the amount of the then effective Current Price, and in reasonable detail the facts requiring such adjustment and the calculation thereof. Such treatment shall be filed among the permanent records of the Company and a copy thereof shall be furnished to any holder of this Warrant without request and shall at all reasonable times during business hours be open to inspection by such holders. The Company shall also promptly cause a notice, stating that such an adjustment has been effected and setting forth the increased or decreased number of shares purchasable and the amount of the then effective Current Price, to be mailed, first-class postage prepaid, to the holders of record of this Warrant.

           (g) Determination by the Board of Directors. All determinations by the Board of Directors of the Company under the provisions of this
 Section 9 shall be made in good faith with due regard to the interests of the holders of this Warrant and the other holders of securities of the Company and in accordance with good financial practice, and all valuations made by the Board of Directors of the Company under the terms of this
 Section 9 must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

           For all purposes of this Section 9 and this Warrant, unless the context otherwise requires, the following terms have the following respective meanings:

           "Common Stock": (i) the Company's presently authorized Common Stock as such class exists on the date of this Warrant, (ii) securities issued upon exercise of this Warrant, and (iii) stock of the Company of any class thereafter authorized that ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

           "Company": Petersburg Long Distance Inc., an Ontario, Canada corporation, and any other corporation assuming the Company's obligations with respect to this Warrant pursuant to this Section 9.

           "Current Price": per share of Common Stock, the amount equal to the quotient resulting from dividing (i) the Purchase Price per Unit herein provided by (ii) the number of shares (including any fractional share) of Common Stock comprising a Unit on such date.

           "Market Price ": per share of Common Stock at any date, 100 % of the average of the daily market prices for 30 consecutive business days commencing 45 business days before such date to holders of Common Stock of the Company generally. The market price for each such business day shall be the last sale price on such day as reported on the consolidated transaction reporting system for the Toronto Stock Exchange or the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if no sale takes place on such day or on any such exchange, the average of the closing bid and asked prices on such day as so reported, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such business day shall be the average of the reported closing bid and asked prices on such day in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation Service. If the Common Stock is not traded in the over-the-counter market, the market price shall be determined by the Company's Board of Directors in their good faith business judgment.

           "Presumed Consideration":  the meaning specified in Section
 9(e)(3)(ii).

           Section 10.    GOVERNING LAW.

           This Warrant shall be governed by the laws of the Province of Ontario, Canada without regard to its conflict of laws principles or rules.



           IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer.

 Dated:  June 28, 1995

                               PETERSBURG LONG DISTANCE INC.


                               By: /s/ CLAYTON A. WAITE
                                  --------------------------
                               Name:   CLAYTON A. WAITE
                               Title:  SENIOR VICE PRESIDENT



                          SUBSCRIPTION NOTICE

           The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, ________ shares of the Common Stock covered by such Warrant and herewith makes payment in full therefore of U.S. $_______ cash and requests that certificates for such shares (and any securities or property deliverable upon such exercise) be issued in the name of and delivered to __________ whose address is ____________________.

           The undersigned agrees that, in the absence of an effective registration statement with respect to Common Stock issued upon this exercise, the undersigned is acquiring such Common Stock for investment and not with a view to distribution thereof and that the certificate or certificates representing such Common Stock may bear a legend substantially as follows: "The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, and may not be transferred except as provided in Section 3 of the Warrant to purchase Common Stock of Petersburg Long Distance Inc. expiring June 22, 1999.

           The undersigned also agrees to comply with all applicable Canadian provincial securities laws relating to the transfer or other disposition of such Common Stock.



 Dated:                             ______________________________
                                    Signature guaranteed:



                                 ASSIGNMENT


           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto______________ the rights represented by the foregoing Warrant of ____________ and appoints ______________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.


 Dated:    August 14, 1998           /s/ R. F. MORTIMER
                                     -----------------------------
                                     Signature guaranteed:


 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without or enlargement or any change whatever.